Exhibit 11



                          THERMO INSTRUMENT SYSTEMS INC.

                        Computation of Earnings per Share


                              Three Months Ended        Nine Months Ended
                            -----------------------  -----------------------
                                Oct. 1,     Oct. 2,      Oct. 1,     Oct. 2,
                                   1994        1993         1994        1993
                            ----------- -----------  ------------ ----------

     Computation of Fully
      Diluted Earnings
      per Share:

     Income:
      Net income            $15,104,000 $11,223,000  $42,040,000 $31,578,000

      Add: Convertible
           obligation
           interest, net
           of tax             1,562,000     946,000    4,773,000   2,537,000
                            ----------- -----------  ----------- -----------
      Income applicable
       to common stock
       assuming full
       dilution (a)         $16,666,000 $12,169,000  $46,813,000 $34,115,000
                            ----------- -----------  ----------- -----------
     Shares:
      Weighted average
       shares outstanding    47,153,703  45,104,232   46,898,977  44,540,644

      Add: Shares issuable
           from assumed
           conversion of
           convertible
           obligations        9,240,107   5,922,023    9,457,067   5,388,246

           Shares issuable
           from assumed
           exercise of
           options (as
           determined by
           the application
           of the treasury
           stock method)        193,277     283,360     220,817      303,948
                            ----------- ----------- -----------  -----------
      Weighted average
       shares outstanding,
       as adjusted (b)       56,587,087  51,309,615  56,576,861   50,232,838
                            ----------- ----------- -----------  -----------
     Fully Diluted
      Earnings per Share
      (a) / (b)             $       .29 $       .24 $       .83  $       .68
                            =========== =========== ===========  ===========
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